UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 22, 2005

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On September 22, 2005, 3Com Corporation issued a press release regarding its financial results for its fiscal quarter ended September 2, 2005.  The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

In an effort to improve its operating efficiencies, on September 22, 2005, 3Com Corporation (“3Com”) committed to various restructuring activities, including the consolidation of certain domestic and international facilities and related headcount reductions. 3Com is also currently evaluating its investment in headcount and discretionary program spending which may result in further restructuring activities. At this time, 3Com is unable to make a final determination of the size and scope of this restructuring. However, 3Com expects restructuring charges associated with the implementation of the actions committed to on September 22, 2005 to be approximately $4 million, primarily related to cash expenditures for severance of terminated employees. 3Com also estimates that it will incur approximately $3 million of costs associated with consolidation of the impacted facilities and organizations. 3Com will file an amended report on Form 8-K after it makes a final determination of the aggregate categories and estimates or range of estimates of charges and cash expenditures related to these restructuring activities.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

99.1	Text of Press Release, dated September 22, 2005, titled “3Com Reports Q1 Fiscal 2006 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: September 22, 2005	By:	/s/ Donald M. Halsted, III
Donald M. Halsted, III Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Text of Press Release, dated September 22, 2005, titled “3Com Reports Q1 Fiscal 2006 Results.”